As filed with the Securities and Exchange Commission on October 12, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of Incorporation or Organization)	95-4703316 (I.R.S. Employer Identification)
415 Huntington Drive San Marino, California 91108 (626) 799-5700 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________
Douglas Krause, Esq.
Executive Vice President, General Counsel and Corporate Secretary
East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108
(626) 799-5700
(Name, address, including zip code, and telephone number, including area code, of agents for service)

_________________
Copy to: Gordon Bava, Esq. Manatt, Phelps & Phillips, LLP 11355 W. Olympic Boulevard Los Angeles, CA 90064 (310) 312-4000 Fax: (310) 312-4224
_________________
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

__________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 12, 2005

PROSPECTUS

EAST WEST BANCORP, INC.
415 Huntington Drive
San Marino, California 91108
(626) 799-5700
3,138,701 Shares of Common Stock

The 3,138,701 shares of our common stock offered by this prospectus were issued by us in connection with our acquisition of United National Bank and its merger with and into our wholly owned subsidiary, East West Bank, on September 6, 2005. We will not receive any of the proceeds from the sale of our common stock offered by this prospectus. The shares were issued in a private offering made in reliance on Section 4(2) of the Securities Act of 1933. The selling stockholder may offer East West Bancorp common stock through public transactions executed through one or more broker-dealers at prevailing market prices, carried out through the NASDAQ National Market or one or more stock exchanges (if the shares are listed on an exchange at any time in the future), or in private transactions directly with purchasers or at privately negotiated prices.

East West Bancorp common stock is listed on the NASDAQ National Market with the ticker symbol: “EWBC.” On September 30, 2005, the closing price of one share of East West Bancorp common stock on the NASDAQ National Market was $34.04.

Our principal executive offices are located at 415 Huntington Drive, San Marino, California, 91108, and our telephone number is (626) 799-5700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

An investment in these securities involves a high degree of risk. See “Risk Factors” at page 1.
The date of this prospectus is _______, 2005.

i

RISK FACTORS

In addition to the other information in this prospectus, you should carefully consider the following risk factors in deciding whether to invest in the common stock.

We may face problems in integrating our business with those of acquired banks.  We have expanded by acquisitions of other banks. We may not successfully integrate our business with those of these acquired banks, if we are unable to maintain relationships with employees, customers or suppliers. Further, such integration may be more difficult, time-consuming or costly than we expected. Expected revenue synergies and cost savings from acquired banks may not be fully realized or may not be realized within our expected time-frames.

Our California business focus and economic conditions in California could adversely affect our operations. Our operations are located primarily in California. As a result of this geographic concentration, our results depend largely upon economic conditions in this area. A deterioration in economic conditions or a natural or manmade disaster in our market area could have a material adverse impact on the quality of our loan portfolio, the demand for our products and services, and our financial condition and results of operations.

Changes in market interest rates could adversely affect our earnings.  Our earnings are impacted by changing interest rates. Changes in interest rates impact the level of loans, deposits and investments, the credit profile of existing loans and the rates received on loans and investment securities and the rates paid on deposits and borrowings. Significant fluctuations in interest rates may have a material adverse affect on our financial condition and results of operations.

We are subject to government regulations that could limit or restrict our activities, which in turn could adversely impact our operations. The financial services industry is subject to extensive federal and state supervision and regulation. Significant new laws or changes in existing laws, or repeals of existing laws may cause our results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for us and a material change in these conditions could have a material adverse impact on our financial condition and results of operations.

Failure to manage growth may adversely affect our performance.  Our financial performance and profitability depends on our ability to manage our recent growth and possible future growth. In addition, any future acquisitions and our continued growth may present operating and other problems that could have an adverse effect on our financial condition and results of operations.

Competition may adversely affect our performance.  The banking and financial services businesses in our market areas are highly competitive. We face competition in attracting deposits and in making loans. The increasingly competitive environment is a result of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial service providers. Our results in the future may differ depending on the nature or level of competition.

If a significant number of borrowers, guarantors and related parties fail to perform as required by the terms of their loans, we will sustain losses. A significant source of risk arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans and guarantees. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance, and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could have a material adverse effect on our results of operations.

EAST WEST BANCORP, INC.

We are the bank holding company for East West Bank, one of the largest commercial banks headquartered in Los Angeles County, California as of December 31, 2004, and one of the largest banks in the United States that focuses on the Chinese-American community.

East West Bank is our principal asset. It is a California-chartered commercial bank and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC), up to applicable limits. It specializes in lending for commercial, construction, and residential real estate projects, financing international trade for California companies, and providing business and personal deposit and cash management services. Through its network of 56 retail branches, it provides a wide range of personal and commercial banking services to small and medium-sized businesses, business executives, professionals and other individuals. It offers multilingual services to all of its customers in English, Cantonese, Mandarin, Vietnamese and Spanish.

East West Bank has three wholly owned subsidiaries, E-W Services, Inc, East-West Investments, Inc. and East West Mortgage Securities, LLC. E-W Services, Inc. holds property used by East West Bank in its operations. East-West Investments, Inc. primarily acts as a trustee in connection with real estate secured loans. East West Mortgage Securities, LLC primarily as a special purpose entity in connection with private label securitization activities.

               We also have seven other subsidiaries, East West Insurance Services, Inc., East West Capital Trust I, East West Capital Trust II, East West Capital Statutory Trust III, East West Capital Trust IV, East West Capital Trust V and East West Capital Trust VI. Through East West Insurance Services, Inc., we offer, on an agency basis, various insurance products such as property, casualty and life. East West Capital Trust I, East West Capital Trust II, East West Capital Statutory Trust III, East West Capital Trust IV, East West Capital Trust V and East West Capital Trust VI were formed for the purposes of issuing trust preferred securities.

We concentrate on marketing our services in the Los Angeles metropolitan area, Orange County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, with a particular focus on regions with a high concentration of ethnic Chinese. The ethnic Chinese markets within our primary market area have experienced rapid growth in recent periods. We believe our customers can benefit from our understanding of Asian markets and cultures, our corporate and organizational ties throughout Asia, as well as our international banking products and services. We believe that this approach, combined with the extensive ties of our management and Board of Directors to the growing Asian and ethnic Chinese communities in the United States, provides us with an advantage in competing for customers in its market area.

Our principal executive office is located at 415 Huntington Drive, San Marino, California 91108 and our telephone number is (626) 799-5700.

DESCRIPTION OF COMMON STOCK

Our Certificate of Incorporation, as amended, authorizes us to issue 200,000,000 shares of common stock, par value $.001 per share. As of September 30, 2005, there were 56,073,913 shares of common stock outstanding.

All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders if any preferred stock is issued and outstanding, holders of common stock

• are entitled to any dividends validly declared;
• will share ratably in our net assets in the event of a liquidation; and
• are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

U.S. Stock Transfer Corporation is the transfer agent and registrar for our common stock.

USE OF PROCEEDS

All net proceeds from the sale of the shares of our common stock being offered under this prospectus will go to the selling stockholder. Accordingly, we will not receive any proceeds from sales of these shares. We are paying the expenses of registration of the shares being offered under this prospectus.

SELLING STOCKHOLDER

As of the date of this prospectus, Mr. T. Y. Tsai, the selling stockholder, is the sole beneficial owner of the 3,138,701 shares of our common stock being offered under this prospectus. No estimate can be given as to the amount of our common stock that will be held by the selling stockholder after the completion of this offering, because the selling stockholder may not sell any or all 3,138,701 shares. The selling stockholder has had no material relationship with us during the past three years. There currently are no agreements, arrangements or understandings with respect to the sale of any shares of our common stock. In addition, the selling stockholder may choose to donate or transfer as gifts some or all of the shares that may otherwise be sold directly by the selling stockholder or the selling stockholder may choose to transfer some or all of these shares for no value to one or more affiliated persons. If any of the shares are so transferred by the selling stockholder, then the persons who receive the shares would constitute additional selling stockholders under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholder and any of his pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of his shares of our common stock referred to in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

    The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

    The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.

               The selling stockholder has informed us that he is not a registered broker-dealer but is an affiliate of a broker-dealer. He has further informed us that: (1) the securities being registered were issued to him in a private offering made in reliance of Section 4(2) of the Securities Act of 1933, and (2) at the time the private offering was consummated, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

We have advised the selling stockholder that he may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. The selling stockholder will be responsible to comply with the applicable provisions of Regulation M and to acknowledge the possibility that acquirors may be deemed “underwriters” within the meaning of the Securities Act in connection with resales of his respective shares under this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings are also available to the public from the Securities and Exchange Commission’s Website at “http://www.sec.gov.”

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement for our Annual Meeting of Stockholders which was filed with the SEC on April 15, 2005;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005 and the quarter ended June 30, 2005;
•	Current Reports on Form 8-K furnished on January 27, 2005, February 11, 2005, March 9, 2005, April 14, 2005, June 23, 2005, July 5, 2005, July 20, 2005, and September 7, 2005; and
•	The description of our common stock contained our registration statement on Form S-4/A filed with the SEC on November 13, 1998.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108
Attention: Douglas Krause, Esq., Executive Vice President
Phone: (626) 799-5700

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

LEGAL MATTERS

Douglas P. Krause, an officer of East West Bancorp, will pass upon the validity of the shares of common stock and certain other legal matters in connection with this offering, unless we indicate otherwise in a prospectus supplement. As of the date of this prospectus, Mr. Krause has the following interests in the securities of East West Bancorp: 79,490 shares of common stock; 25,628 options to purchase shares of common stock at grant prices ranging from $7.9375 to $37.63 per share; and 9,769 shares of restricted common stock.

EXPERTS

  The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from East West Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph relating to the change in method of accounting for goodwill, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT CONCERNING FORWARD
LOOKING STATEMENTS

Certain matters discussed in this prospectus may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the environment in which we operate and projections of future performance. Our actual results, performance, or achievements may differ significantly from the results, performance, or achievements expected or implied in such forward-looking statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of East West Bancorp, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling stockholder is not making an offer of the common stock in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses to be borne by East West Bancorp in connection with the offering described in this Registration Statement:

Registration Fee Under Securities Act	$12,538.29
Legal Fees and Expenses	$10,000.00
Accounting Fees and Expenses	$5,000.00
Printing and Mailing Costs	$500.00
Miscellaneous Fees and Expenses	$500.00
Total	$28,538.29

Item 15. Indemnification of Directors and Officers

East West Bancorp is incorporated under the Delaware General Corporation Law, of which Section 145 provides as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

* * *

Article XIII of East West Bancorp’s Certificate of Incorporation provides as follows:

“Section 1. The Corporation shall indemnify to the maximum extent permitted by law:

(a)  any person who is or was a director or executive officer of the Corporation; and

(b)  any person who serves or served at the Corporation’s request as a director, officer, employee, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

Section 2.  The Corporation may pay in advance any expenses (including attorneys’ fees) which may become subject to indemnification under this Article XIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that the person is not entitled to indemnification by the Corporation under this Article XIII.

Section 3.  Any indemnification and advancement of expenses provided by Sections 1 and 2 of this Article XIII or otherwise granted pursuant to Delaware law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or Disinterested Directors, or otherwise.

Section 4.  The indemnification and advance payment provided by Sections 1 and 2 of this Article XIII shall continue as to a person who has ceased to hold a position named in Section 1 of this Article XIII and shall inure to the person’s heirs, executors, and administrators.

Section 5.  The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section 1 of this Article XIII, against any liability asserted against the person and incurred by the person in any such position, or arising out of the person’s status as such, whether or not the Corporation would have power to indemnify the person against such liability under Section 1 of this Article XIII.

Section 6.  If Delaware law is amended to permit further indemnification of the directors and executive officers of the Corporation, then the Corporation shall indemnify persons to the fullest extent permitted by Delaware law, as so amended. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall not adversely affect any right or protection of a person existing at the time of such repeal or modification.”

Article VI of East West Bancorp’s Bylaws provide as follows:

“SECTION 6.1  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or executive officer of a foreign or domestic corporation which was a predecessor of the corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes of penalties and amounts paid or to be paid in settlement)

reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this Article VI, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation’s predecessor corporation).

SECTION 6.2  Right of Claimant to Bring Suit.  If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper to the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6.3  Nonexclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6.4  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.”

Item 16. Exhibits
Exhibit No.	Description
4.1	Specimen certificate for Common Stock of the Registrant(1)
4.2	Additional Investment Right held by Mainfield Enterprises, Inc. dated March 1, 2004(2)
4.3	Additional Investment Right held by Perseverance, LLC dated March, 1 2004(2)
4.4	Registration Rights Agreement dated March 1, 2004(2)
5.1	Opinion of General Counsel of the Registrant
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of General Counsel of the Registrant (included in Exhibit 5.1)
24.1	Power of Attorney *

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-4/A filed with the SEC on November 13, 1998 (Registration No. 333-63605).
(2)	Filed as Exhibits 4.1, 4.2 and 4.3, respectively, to the Registrant’s Form 8-K filed with the SEC on March 2, 2004.
*	Previously filed.
Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, East West Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marino, State of California on the 12th day of October 2005.
EAST WEST BANCORP, INC.
By:	/s/ DOUGLAS P. KRAUSE
Douglas P. Krause Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ DOMINIC NG	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 12, 2005
Dominic Ng
/s/ JULIA GOUW	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	October 12, 2005
Julia Gouw
/s/ PEGGY T. CHERNG	Director	October 12, 2005
Peggy T. Cherng
/s/ JOHN KOOKEN	Director	October 12, 2005
John Kooken
/s/ HERMAN Y. LI	Director	October 12, 2005
Herman Y. Li
/s/ KEITH RENKEN	Director	October 12, 2005
Keith Renken
/s/ JACK LIU	Director	October 12, 2005
Jack Liu
/s/ RUDOLPH ESTRADA	Director	October 12, 2005
Rudolph Estrada
By:  /s/  DOUGLAS P. KRAUSE
Douglas P. Krause
Attorney-in-Fact